Exhibit 99.1

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FOR IMMEDIATE RELEASE



                        FAIRPOINT COMMUNICATIONS DECLARES
                             FOURTH QUARTER DIVIDEND

CHARLOTTE, N.C. (PR NEWSWIRE) - December 13, 2006 - The Board of Directors of FairPoint Communications, Inc. (NYSE: FRP) today declared a dividend of $0.39781 per share on FairPoint's common stock. The dividend is payable on January 16, 2007 to shareholders of record at the close of business on December 29, 2006.

About FairPoint
---------------
FairPoint is a leading provider of communications services to rural communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural communities. Today, FairPoint owns and operates 31 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings.

This press release may contain forward-looking statements that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint's filings with the Securities and Exchange Commission, including, without limitation, the risks described in FairPoint's most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

SOURCE:   FairPoint Communications, Inc. (www.fairpoint.com)

CONTACTS: Investors - Brett Ellis, 866-377-3747; bellis@fairpoint.com or
          Media - Jennifer Sharpe, 704-227-3629; jsharpe@fairpoint.com